Exhibit 99.2

Investor Presentation Mudrick Capital Acquisition Corporation II April 2021

Disclaimer This Presentation (“Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between Mudrick Capital Acquisition Corporation II (“MUDS”) and Topps Intermediate Holdco, Inc. (“Topps”) and for no other purpose. Neither MUDS nor Topps nor any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the value that may be realized in connection with the Business Combination, the legal, regulatory, tax, financing, accounting or other effects of the Business Combination or the accuracy or completeness of the information contained in this Presentation, and none of them shall have any liability based on or arising from, in whole or in part, any information contained in, or omitted from, this Presentation or for any other written or oral communication transmitted to any person or entity in the course of its evaluation of the Presentation. Only those representations and warranties that are expressly made in a definitive written agreement, if executed, and subject to the limitations and restrictions specified therein, shall have any legal effect. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. Presentation of Financial Information This Presentation includes preliminary unaudited financial results of Topps for the fiscal year ended January 2, 2021. Topps’ audited consolidated financial statements for the year ended January 2, 2021 are not yet available. Preliminary unaudited financial results are subject to change, and Topps undertakes no obligation to update this information. These preliminary unaudited financial results may differ from actual results. Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as the year-end audit. During the course of the preparation of the financial statements and related notes and the year-end audit, additional items that require material adjustments to the preliminary unaudited financial information included in this Presentation below may be identified. Therefore, you should not place undue reliance upon these preliminary unaudited financial results. Topps’ independent registered public accounting firm, BDO USA, LLP (“BDO”), has not completed its audit, review and procedures with respect to this preliminary unaudited financial information and, accordingly, BDO does not express an opinion or any other form of assurance with respect thereto. The pro forma financial information and data contained in this Presentation is unaudited and does not conform to Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the proxy statement for the Business Combination. Use of Data This Presentation contains information derived from third party sources, including research, surveys or studies conducted by third parties, information provided by customers and/or industry or general publications. While we believe that such third-party information is reliable, neither MUDS nor Topps have independently verified, and neither MUDS nor Topps makes any representation as to the accuracy of, such third party information. Use of Trademarks and Other Intellectual Property All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and the use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names. Third-party logos included herein may represent license partners or customers or may be provided simply for illustrative purposes only. Inclusion of such logos does not necessarily imply affiliation with or endorsement by such businesses. There is no guarantee that either MUDS or Topps will work, or continue to work, with any of the businesses whose logos are included herein in the future. Use of Projections This Presentation contains financial forecasts or projections (collectively “Projections”) prepared by Topps. Topps’ independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the Projections for the purpose of their inclusion in this Presentation, and accordingly, neither MUDS nor Topps expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this Presentation. These Projections should not be relied upon as being necessarily indicative of future results. The Projections presented herein are provided solely for illustrative purposes, reflect the current beliefs of Topps as of the date hereof, and are based on a variety of assumptions and estimates about, among others, future operating results, market conditions, any transaction costs, all of which may differ from the assumptions on which the Projections herein are based. Topps does not assume any obligation to update the Projections or information, data, models, facts or assumptions underlying the Projections in this Presentation. See “Cautionary Language Regarding Forward-Looking Statements.” Non-GAAP Financial Measures This Presentation includes certain non-GAAP financial measures, including Adjusted EBITDA and Pro Forma Adjusted EBITDA, that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Please see slide 34 for a reconciliation of non-GAAP financial measures to the most closely comparable GAAP measures. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. MUDS and Topps believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Topps’ financial condition and results of operations. MUDS and Topps believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends. Topps' method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Topps does not recommend the sole use of these non-GAAP measures to assess its financial performance. 1

Disclaimer (cont.) Cautionary Language Regarding Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements may include estimated financial information, including with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of MUDS, Topps or the combined company after completion of the Business Combination, and are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could result in the Business Combination not being completed at all or on the expected timeline, including as a result of the termination of the definitive documentation with respect to the Business Combination or the failure to obtain approval of MUDS’ stockholders or other conditions to closing in the definitive documentation with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against MUDS or Topps or any of their respective directors or officers, following the announcement of the Business Combination; (3) the ability to meet applicable NASDAQ listing standards; (4) the risk that the Business Combination disrupts current plans and operations of Topps' business as a result of the announcement and consummation of the Business Combination; (5) the inability to complete the PIPE Investment; (6) changes in domestic and foreign business, market, financial, political and legal conditions; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the impact of the global COVID-19 pandemic or any of the foregoing risks; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by MUDS. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MUDS and Topps undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this Presentation speak as of the date of its filing. Although MUDS may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws. No Offer or Solicitation This Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. Additional Information About the Proposed Business Combination and Where to Find It This Presentation is being made in respect of the Business Combination involving MUDS and Topps. MUDS intends to file with the SEC a preliminary proxy statement relating to the Business Combination. This Presentation does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. MUDS’ stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, any amendments thereto, the definitive proxy statement and any other documents filed, in connection with MUDS’ solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination and other matters, as these materials will contain important information about MUDS, Topps and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of MUDS as of the record date to be established for voting on the Business Combination. Stockholders of MUDS will also be able to obtain copies of the proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by MUDS may be obtained free of charge from MUDS by directing a request to: Mudrick Capital Acquisition Corporation II, 527 Madison Avenue, Sixth Floor, New York, New York 10022. Participants in Solicitation MUDS, Topps and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from MUDS’ stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of MUDS’ stockholders in connection with the Business Combination will be set forth in MUDS’ proxy statement when it is filed with the SEC. You can find more information about MUDS’ directors and executive officers in MUDS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on April 2, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in MUDS’ preliminary and definitive proxy statement when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above. 2

# Today's presenters

Topps



**Michael Brandstaedter**
*President & CEO*

- CEO of The Topps Company since 2016
- Joined Topps in 2009 as General Manager of Global Confections responsible for Bazooka Candy
- 25+ years of industry experience, including roles at Nabisco and Kraft Foods

THE TORNANTE COMPANY



**Michael Eisner**
*Chairman*

- Business and entertainment executive serving as Disney's CEO from 1984 through 2005
- Acquired Topps in 2007 with Madison Dearborn Partners, has since served as Chairman

MUDRICKCAPITAL



**Jason Mudrick**
*Founder & Chief Investment Officer*

- Founded Mudrick Capital in 2009 and serves as Chief Investment Officer
- 20+ years of experience, including on the Board of Directors of numerous public and private companies



**John Mueller**
*Chief Financial Officer*

- CFO of The Topps Company since 2014
- CFO of XO Group (2008 – 2013)
- CFO of Genius Products (2006 – 2008)



**Andy Redman**
*Executive Chairman*

- President & COO of Tornante
- Serves as Executive Chairman of Topps and has been a Director on Topps' Board since the acquisition in 2007



**David Kirsch**
*Managing Director*

- Managing Director at Mudrick Capital since 2010
- 20+ years of experience analyzing equity opportunities across a diverse range of industries

3

Topps

Transaction Summary 4

1 Transaction Summary 2 3 4 5

# Blue Chip Private Equity and Public Company Sponsorship

MDP | THE TORNANTE COMPANY

- In 2007, Tornante and Madison Dearborn Partners partnered to take Topps private
- Tornante's leadership has transformed Topps with a specific focus on digital and long-term sustainable profit
- Tornante will roll 100% of its equity interests as part of the transaction; Michael Eisner will remain engaged as Chairman of Topps
- Founded in 2005 by Michael Eisner, Tornante is a privately held company that invests in, acquires and operates companies in media and entertainment (e.g. Portsmouth Football Club, television studio Tornante TV, and streaming platform Struum)

MUDRICK CAPITAL

- Founded in 2009, Mudrick Capital currently manages approximately $3.2 billion with a specialty in event-driven and special situation investing in public and private companies in North America
- 12 years of capital deployment spanning over 200 investments since the firm's inception
- Over 30 investments with active involvement via board of directors or creditor committee involvement
- Experienced SPAC sponsor with a track record of successful execution
  - First SPAC launch in January 2018, with de-SPAC in May 2020
- Long-term investment focus with history of post-transaction support for our portfolio companies
  - Typical hold period for core investments is 5 years, some substantially longer

5

topps

Affiliates of Mudrick Capital have committed up to $100MM of the $250MM PIPE Strong industry tailwinds driven by growing enthusiasm around sports and entertainment collectibles Experienced and proven management team with long-term committed shareholder with history of success Attractive growth profile enhanced by significant investments in digital and e-commerce capabilities Robust margins with strong and consistent free cash flow generation Compelling valuation relative to collectibles, sports and entertainment and confections peers Strong industry tailwinds driven by growing enthusiasm around sports and entertainment collectibles Experienced and proven management team with long-term committed shareholder with history of success Attractive growth profile enhanced by significant investments in digital and e-commerce capabilities Robust margins with strong and consistent free cash flow generation Compelling valuation relative to collectibles, sports and entertainment and confections peers 1 Transaction Summary 2 3 4 5 Portfolio of iconic brands with a competitive moat and high barriers to entry Privately held company that will trade very well as a publicly traded company Privately held company that will trade very well as a publicly traded company Portfolio of iconic brands with a competitive moat and high barriers to entry Affiliates of Mudrick Capital have committed up to $100MM of the $250MM PIPE 6

1 Transaction Summary 2 3 4 5

# Illustrative Transaction Summary

## Estimated Sources and Uses

*($ in millions, except per share values)*

| Sources | $ | % |
|---|---|---|
| Rollover Equity | $512 | 45% |
| SPAC Cash In Trust [(a)] | 321 | 28% |
| PIPE Proceeds [(b)] | 250 | 22% |
| Cash from Balance Sheet | 50 | 4% |
| **Total Sources** | **$1,133** | **100%** |

| Uses | | |
|---|---|---|
| Cash to Selling Shareholders | $521 | 46% |
| Rollover Equity | 512 | 45% |
| Est. Fees & Expenses [(c)] | 50 | 4% |
| Cash to Balance Sheet | 50 | 4% |
| **Total Uses** | **$1,133** | **100%** |

## Pro Forma Valuation[(d)]

| | |
|---|---|
| Share Price | $10.15 |
| (x) Shares Outstanding [(e)] | 115 |
| Pro Forma Equity Value | $1,163 |
| Less: Pro Forma Cash | (50) |
| Plus: Pro Forma Debt | 194 |
| **Pro Forma Enterprise Value** | **$1,307** |
| */ '21E Pro Forma Adj. EBITDA ($105)* [(f)] | *12.5x* |
| */ '21E Pro Forma Adj. EBITDA - CapEx ($100)* [(f)] | *13.1x* |
| *PF Net Leverage on '20A Adj. EBITDA ($92)* [(f)(g)] | *1.6x* |

## Pro Forma Ownership[(h)]

- Tornante is rolling over 100% of its shares as part of the Transaction
- Post Transaction, the company will have a dual class share structure with super voting rights for Tornante at a ratio of 10:1



MUDS II Founder Shares 7%
MDP / Management 8%
PIPE Investors 21%
Tornante (i) 36%
MUDS II Public Shareholders 28%

(a) Assumes no redemption by MUDS II's existing shareholders. Actual results in connection with the business combination may differ.
(b) Assumes 24.6 million shares are issued at $10.15 per share.
(c) Estimated Total Transaction Expenses for both MUDS II and Topps.
(d) Excludes any impact from potential earnout consideration to existing Topps investors.
(e) Pro forma share count assumes no redemption by MUDS II's existing shareholders and includes 31.6 million MUDS II public shares, 7.9 million MUDS II founder shares, 24.6 million PIPE investor shares and 50.4 million shares issued to existing Topps shareholders. Excludes public and private placement warrants and earnout shares.
(f) With respect to Non-GAAP financial measures, see slide 1 "Non-GAAP Financial Measures" under "Disclaimer" and reconciliation set forth in Appendix slide 34.
(g) Pro forma net leverage represents total funded debt of $194m less $50m of cash at the time of the transaction.
(h) Represents estimated economic ownership; assumes no redemptions from trust and $250MM PIPE offering. Excludes public and private placement warrants and earnout shares. Figures rounded to the nearest percentage.
(i) Tornante receives 10-for-1 voting shares.

7

Business Overview and Growth Strategy 8

Physical (55% of revenue) Digital (6% of revenue) Gift Cards (4% of revenue) 1 2 Business Overview and Growth Strategy 3 4 5 Iconic portfolio of brands and products creates powerful consumer Confections (35% of revenue) Sports & Entertainment (65% of revenue) Topps at-a-glance (2020A): Revenue: $567m | Pro Forma Adj. EBITDA(a): $92m Sports & Entertainment (65% of revenue) Physical (55% of revenue) Digital (6% of revenue) Gift Cards (4% of revenue) Topps at-a-glance (2020A): Revenue: $567m | Pro Forma Adj. EBITDA(a): $92m Confections (35% of revenue) Iconic portfolio of trading cards, stickers and curated experiences, including e-Commerce platform Interactive apps creating communities of users who collect, trade and play online Global gifting / payment solutions for leading consumer-centric tech companies Branded confectionery portfolio delivering “Edible Entertainment” INNOVATION 9 (a) Includes the burden of estimated annualized pro forma public company costs ($9.0m). With respect to Non-GAAP financial measures, see slide 1 “Non-GAAP Financial Measures” under “Disclaimer” and reconciliation set forth in Appendix slide 34.

1 2A Physical Sports & Entertainment 3 4 5 Large, dynamic trading cards industry 10

1 2A Physical Sports & Entertainment 3 4 5 Diversified portfolio of IP built upon long-term strategic licensing partnerships with global iconic brands 1951 1977 2005 2008 2013 2015 2016 2018 2019 2020 2024 A diversified portfolio of product offerings and price points… $1 $2 $20 $50 $150 $300 $7,500$25,000 …connecting with a broad consumer base… Kids Collectors & Fans High-End Enthusiasts …distributed across multiple channels Retail 25%(a) Hobby 45%(a) ’20A Sales $314m e-Commerce 30%(a) 11 Note: Represents a subset of products. (a) Figures based on management estimates as a percentage of total Physical S&E sales.

Accelerating e-Commerce Revenues 1 2A Physical Sports & Entertainment – Growth Strategy 3 4 5 Growth through e-Commerce Print-On-Demand: Your Team. Your Hero. Your Moment. Print-On-Demand: Your Team. Your Hero. Your Moment. On-Demand Curated Sets Exclusive Pack Products Influencer Collaborations Archival Collections Project 70 Accelerating e-Commerce Revenues 12

1 | 2A Physical Sports & Entertainment – Growth Strategy | 3 | 4 | 5

# Growth through innovation

*Timely and customizable experiences tracking the pulse of the market*

| Influencers | Unboxing Trend | Changing Retail Landscape | Fast-Moving Entertainment | Digital Usage Among Younger Demo |
|---|---|---|---|---|
|  |  Topps<br>2021 SERIES ONE<br>RIP PARTY |  |  |  |
| Gary Vee & Steve Aoki | Case Breaking Events | Target / Walmart exclusives | Mandalorian Print-on-Demand | Match Attax App |

## KEY GROWTH AREAS

### New Licenses & Extensions

EURO2024 GERMANY · BVB 09 · F1

- Opportunities to leverage relationships and create new, innovative content

### International Expansion

Japan · Switzerland · Russia · Poland · Korea · Austria · China

- New international sports licenses targeted; further penetration of core markets worldwide

### Experiential Events



UEFA Champions League



Transcendent

- Numerous events hosted annually

### Digital Products

Topps TOTAL FOOTBALL

- New game mechanic and ability to print on-demand

13

Topps

1 | 2B Digital Sports & Entertainment | 3 | 4 | 5

# Ecosystem of branded apps

*Virtual collection in your pocket*


BUNT20
STAR WARS
Disney
MARVEL
SLAM 21
KICK 21
TWDU
COLLECT
SKATE 21

| Collect | Trade | Play |
|---|---|---|
| **Digital collectibles reimagined** | **Connect with other fans** | **Free-to-play experience** |

### Collect

**Digital collectibles reimagined**

**Video** | **Special FX** | **3D Objects**



- Built for digital
- Bring collectibles to life in new ways
- Enable unique connections to moments & heroes

### Trade

**Connect with other fans**

**Trade** | **Chat**



- Follow other collectors
- Trade with fans all over the world
- Chat & communicate in-app

### Play

**Free-to-play experience**

**Enter contests** | **Win prizes**



- Sports contests synced with live events
- Missions, events & activities
- Earn free coins to keep playing

**Average Apple App Store rating of 4.2 ★ vs. 3.8 ★ for peers[(a)]**

Source: Apple app ratings as of February 2021.
(a) Peers include Panini, Quidd, and EpicsGG.

14

topps

1 2B Digital Sports & Entertainment – Growth Strategy 3 4 5 Expanding Topps’ digital ecosystems Innovation & Community Blockchain Modernized Platform Modernized Platform Rebuilt and modernized entire tech platform front-to-back over last 2 years Platform is high-performance, scalable and enables rapid feature development User experience redesigned for broader appeal Innovation & Community Blockchain Grow daily active users through ROI-positive user acquisition Build the community through events, Watch Parties, Twitch channel Daily active users have grown at a 50% CAGR(a) Expansion into Blockchain creates incremental revenue opportunities Proved the business in 2020 with GPK Expand with other Topps properties and licenses Build secondary market revenue stream (a) Represents CAGR from active apps January 2019 to January 2021. 15

1 | 2B Digital Sports & Entertainment – Growth Strategy | 3 | 4 | 5

# Significant digital investment positions Topps for Blockchain / NFT innovation

**Blockchain / NFTs – 2020**

**Anticipated Innovation 2021 / 2022**

## Significant Digital Investment to Date

- Well positioned from digital innovation history (e.g. mobile apps, video cards)
- People, process, systems organized to build a comprehensive collectibles business on Blockchain

## Poised for Blockchain Expansion

Topps + BLOCKCHAIN

Unique content | Heritage | Talent access

Transparency | Trust | Provenance

*Primary and Secondary Market Revenue*

## NFTs launched May 2020 – Topps IP / GPK


Garbage Pail Kids
Garbage Pail Kids
Garbage Pail Kids

## More Content

- Leverage trusted relationships for IP Portfolio
- Developing strong spring / summer '21 release pipeline
- Potential revenue upside to projections which contain conservative Blockchain assumptions

## Expanded Distribution

- Create network effects by aggregating content from multiple IP partners in large, liquid marketplaces

makersplace | OpenSea | WAX

## Innovation Roadmap[(a)]

- NFTs based on real-world outcomes (like digital cards in Topps' Apps)
- NFTs connected to Topps' Apps, physical product and unique events
- NFTs providing utility to games and community-building activities

(a) Concepts in development for 2021 and beyond.

16 Topps

1 | 2C Gift Cards | 3 | 4 | 5

# Integrated distribution and payment platform for the world's top digital brands

## Value Proposition

Topps Digital Services®
InComm
Blackhawk
ePay
Launch Gift Cards[(a)]
B2B & Loyalty
And 60+ more

- One-stop-shop solution
- Global distribution capabilities
- Easy to integrate with significant savings to clients
- Comprehensive reporting and tracking solutions
- Valuable customer acquisition tool for clients

## Strong Client Portfolio



DOORDASH
$25
Uber
$25
Get a ride or meal in minutes
Uber Eats
$15-$200
NETFLIX

airbnb
HARRY'S
hulu
instacart
sling
StubHub
twitch

## Scalable Platform

**$1bn+**
Annual Transactions[(b)]

**~30%**
2019A –2022E CAGR[(c)]

## Key Growth Drivers

Physical Gift Cards



Uber
$25
Get a ride or meal in minutes
$25
DOORDASH

Digital Transformation



e-Gifting

(a) Owned by Topps.
(b) Based on actual client sales processed through the Gift Card division's owned and operated global gift card processing platform.
(c) Projections use Topps management estimates. With respect to projections, see slide 1 "Use of Projections" under "Disclaimer."

17 Topps

1 2D Confections 3 4 5

# Engaging consumers through 'Edible Entertainment'

**Culture of equity building, continuous innovation and executional excellence has made Topps the leading U.S. manufacturer of front-of-store non-chocolate candy[(a)]**

| Iconic Heritage Brands | | | | | Innovative New Brands And Extensions | | |
|---|---|---|---|---|---|---|---|
| Bazooka | Ring Pop | Push Pop | Baby Bottle Pop | Juicy Drop | Juicy Drop Taffy | Juicy Drop Gummies | Finders Keepers |
| 74 Years | 44 Years | 35 Years | 23 Years | 18 Years | 9 Years | 6 Years | 4 Years |

## Continued Growth Driver


5.2%
1.6%
Total U.S. Confections Category 2014-2020 CAGR(b)
Total U.S. Topps Confections 2014-2020 CAGR(b)

**$ Sales % Change vs YAG by Quarter Topps Confections vs Confections Category[(c)]**


(7.4%)
(3.2%)
7.0%
0.8%
17.5%
(0.8%)
20.4%
0.3%
Q2 '20
Q3 '20
Q4 '20
QTD '21
Topps US Confections
US Confections Category

## Top Selling Non-chocolate Items in U.S. Retail[(d)]

| Rank | Item |
|---|---|
| #1 | Pay Day King Size |
| #2 | **Baby Bottle Pop** |
| #3 | **Push Pop** |
| #4 | **Juicy Drop Pop** |
| #5 | Skittles Regular |
| #6 | Payday Regular |
| #7 | Red Vines |
| #8 | Starburst |
| #9 | Skittles Share Size |
| #10 | Twizzlers |

## Diversified Retailer Footprint

**U.S.**

7-Eleven, BJ's, Dollar Tree, Family Dollar, Kroger, Safeway, Sam's Club, Target, Walgreens, Walmart

**International**

Carrefour, REWE, Tesco

(a) Source: As measured by IRI, Topps is the #1 ranked manufacturer of non-chocolate confections in MULO (all outlets except convenience) and is the #3 ranked manufacturer in all outlets. Latest 52 weeks ending 12/27/20.
(b) Source: Year 2014 Nielsen All-outlet data. Years 2015-2020 US IRI All-outlet data.
(c) Source: IRI All Outlet Data (MULO+C). Q2 = 13 WE 6/28/20, Q3 = 13 WE 9/27/20, Q4 = 13 WE 12/27/20, QTD = 8 WE 2/21/21.
(d) Source: Represents US IRI large format stores (MULO) latest 52 weeks ending 12/27/20. Reflects front-of-store rankings.

18
Topps

1 | 2D Confections – Growth Strategy | 3 | 4 | 5

# Continuous innovation to extend into new segments, emerging categories and high-growth channels

## MULTI-PRONGED APPROACH DRIVES CATEGORY-EXCEEDING GROWTH

### CONTINUED NOVELTY AND BREAKTHROUGH INNOVATION

**Novelty brand extensions**


JUICY DROP
JUICY DROP REMIX

**New brands / breakthrough[(a)]**


ALL ABOUT FRUIT

### EXPAND SEASONAL OFFERINGS AND GROW BACK OF STORE


Bottle Pop
Ring Pop
JUICY DROP

### DRIVE E-COMMERCE GROWTH

**Retailer Growth**

*Existing Accounts*

amazon

Top 10 Ranked Items [(b)]

*New Accounts*

goPuff

BOXED

**Innovation**


PUSH POP
Bottle Pop

**Marketing**

amazon media group

instacart

### BUILD INTERNATIONAL MARKETS



- Existing core markets
- Licensed markets
- New market opportunities
- Other Topps Confections distribution markets

(a) Represents concept under development. Name, product and packaging all currently being assessed. Does not represent final product.
(b) Ring Pop 20 Count Bag and Variety Box ranked #2 and #10 respectively on Amazon's top confections items as of March 1, 2021 11:00am EST.

19

Topps

1 2 Business Overview and Growth Strategy 3 4 5

# Competitive advantages…and why Topps wins!

## Trusted Brand for 80 Years

- Built upon long-term successful partnerships with iconic brands
- Highly-recognized product identities for a wide range of demographics
- Loyal customer relationships across all sales channels

## Innovation, Innovation, Innovation

- Continued evolution with changing consumer behavior and demand over the years
- Expansion and acceleration of e-Commerce offerings and innovation of products
- Transformation of online presence over the past 5 years

## Engagement Through Multiple Platforms

- Topps' competitive differentiation is driven by its product variety, providing an end-to-end offering for existing and potential partners and brands
- Bring immediate accretion to brand value and engagement driving customer expansion, awareness and loyalty



Physical Sports & Entertainment



E-Commerce


STAR WARS
KICK

Digital Sports & Entertainment

## World-Class Management / Global Infrastructure

- Topps has built a global reputation through its iconic products and brands
- Continued global success driven by global distribution and continued focus of international customer reach
- Key competitive factor in securing license partnerships

**15** Offices Worldwide

**~100** Countries with Distribution

**~540** Global Employees[(a)]

(a) Employee figures include approximately 100 Union employees.

20

Financial Overview 21

1 2 3 Financial Overview 4 5 Attractive financial profile Revenue ($m) Commentary Revenue ($m) Commentary $692 (a) $777 $460 $567 2019A 2020A 2021E 2022E Consistently Strong and Increasing Revenue Consistently Strong and Increasing Revenue Accelerating EBITDA Steadily Low Capital Spending 23% 22% 12% 2% Pro Forma Adj. EBITDA(b)(c) ($m) Pro Forma Adj. EBITDA(b)(c) ($m) 15% $105 $115 (d) $92 $51 Accelerating EBITDA 16% 11% Steadily Low Capital Spending Capital Expenditures ($m) 2019A2020A2021E2022E Capital Expenditures ($m) 15% $5$5 2019A2020A2021E2022E 22 Projections use Topps management estimates. With respect to projections, see slide 1 “Use of Projections” under “Disclaimer.” With respect to Non-GAAP financial measures, see slide 1 “Non-GAAP Financial Measures” under “Disclaimer” and reconciliation set forth in Appendix slide 34. Includes the burden of estimated annualized public company costs (2020A $9.0m; 2021E $9.0m; 2022E $9.4m). Excludes the burden of public company costs.

1 2 3 Financial Overview 4 5 Strong growth driven by the sports & entertainment business… REVENUE ($ millions) CAGR ’19A-’22E $777 Total: 19% $37 $692 $51 $28 $41 $567 $24 $236 $31 $460 $225 $13 $18 $198 $219 $454 $398 $314 $210 (a) (a) 40% 3% 29% 2019A2020A2021E2022E Physical S&E Confections Digital S&EGift Cards (a) Projections use Topps management estimates. With respect to projections, see slide 1 “Use of Projections” under “Disclaimer.” 23

▪Sports & Entertainment driving growth with expanding margins ▪Strong foundation in the Digital channels poised for rapid growth ▪Stable Confections revenue and margins 1 2 3 Financial Overview 4 5 Pro Forma Adj. EBITDA Margin (%)(b) Adj. EBITDA Margin (%)(b) Pro Forma Adj. EBITDA Margin (%)(b) Adj. EBITDA Margin (%)(b) 24.0% 22.2% 21.9% 19.3% 19.5% 18.4% 17.5% 16.2% 15.1% 14.8% 13.3% 11.2% ’19A ’20A ’21E(a) ’22E(a) ’19A ’20A ’21E(a) ’22E(a) ’19A ’20A ’21E(a) ’22E(a) Consolidated Sports & Entertainment Confections Sports & Entertainment driving growth with expanding margins Strong foundation in the Digital channels poised for rapid growth Stable Confections revenue and margins 24 Note: Confections and S&E Adj. EBITDA margins do not include an allocation of corporate expenses. Consolidated Pro Forma Adj. EBITDA Margins include the pro forma impact of estimated annualized public company costs for 2020A – 2022E. 2019A excludes the burden of public company costs. Projections use Topps management estimates. With respect to projections, see slide 1 “Use of Projections” under “Disclaimer.” With respect to Non-GAAP financial measures, see slide 1 “Non-GAAP Financial Measures” under “Disclaimer” and reconciliation set forth in Appendix slide 34.

1 2 3 Financial Overview 4 5 Significant organic upside through reinvestment of cash flows… Licenses Euro 2024 / Euro 2028 eSports New partners Channel / Geography Digital expansion (blockchain/NFT) E-commerce growth International expansion Adjacencies Student athletes Sports betting Growth Accelerators Sample New License Math ExpectedUpside Revenue $100 mil $150 mil Product Cost $45 mil $55 mil Licensor (MG / Royalty) $30 mil $45 mil Marketing $5 mil $5 mil Contribution Margin $20 mil $45 mil 25

1 2 3 Financial Overview 4 5 … and through potential acquisitions Topps is a unique way to play into sports and entertainment Denotes public company Note: only a sample size of names in the ecosystem. 26

Valuation 27

1 2 3 4 Valuation 5

# Summary of trading comparables


Toy / Collectible / Novelty
Confections
Sports / Entertainment
Gaming / Digital Interaction
(a)
(b)
(c)
'20-'22 Rev CAGR
17%
21%
9%
Consolidated S&E Confections
15%
9%
48%
4%
17%
4%
Median: 11.6%
8%
12%
5%
3%
4%
3%
Median: 4.2%
44%
14%
13%
Median: 13.8%
19%
24%
12%
30%
Median: 21.4%
'21 EBITDA Margin
15%
Consolidated(d)
48%
19%
34%
16%
14%
15%
Median: 17.7%
20%
16%
21%
26%
24%
15%
Median: 20.5%
22%
28%
27%
Median: 26.7%
24%
25%
16%
38%
Median: 24.8%
'21 CY EBITDA – CapEx Margin
14%
Consolidated(d)
42%
16%
31%
14%
10%
10%
Median: 15.0%
13%
13%
17%
20%
19%
11%
Median: 15.4%
21%
1%
20%
Median: 19.9%
22%
25%
15%
30%
Median: 23.1%

Source: Company filings, FactSet, Capital IQ.
Note: Market data as of March 31, 2021.
(a) Topps represents pro forma Adj. EBITDA for estimated annualized public company costs.
(b) Cards Parent entered into a definitive agreement to acquire Collectors Universe on November 30th, 2020 at an $827MM implied Enterprise Value. The multiples and Enterprise Value for Collectors Universe as shown reflect the valuation as of November 27th, 2020, unaffected by the acquisition announcement. Revenue CAGR for Collectors Universe reflects FYE 6/30/2021 / FYE 6/30/2019 figures. 2021 EBITDA reflects FYE of 6/30.
(c) Manchester United CapEx includes purchase of players registrations, proceeds from sale of players registrations and general CapEx.
(d) Topps 2020 FY ended on 1/2/2021 and Topps 2019 FY ended on 12/28/2019.

28
Topps

1 2 3 4 Valuation 5 Summary of trading comparables Toy / Collectible / Novelty Confections Sports / Entertainment Gaming / Digital Interaction Confections Sports / Entertainment Toy / Collectible / Novelty (b) (c) (d) Gaming / Digital Interaction CY ’21 Revenue / TEV TEV / ’21 CY Revenue Median: 3.3x Median: 4.2x Median: 4.5x 1.9x 8.7x 2.8x 4.8x 1.9x 1.6x 1.6x 4.6x 3.1x 3.6x 4.4x x 1.6x 5.6x 2.2x 4.8x CY ’21 EBITDA / TEV TEV / ’21 CY EBITDA (e) 18.1x 15.0x 14.1x Median: 13.0x 11.8x 11.1x 10.3x 22.8x Median: 16.8x 19.3x 16.9x 16.6x 11.0x 10.8x Median: 15.2x 25.6x 15.2x 14.8x 20.8x Median: 14.8x 16.3x 13.3x 12.6x CY apEx C ’21 - TEV EBITDA / TEV / ’21 CY EBITDA - CapEx 34.2x Median: 21.3x Median: 23.3x Median: 16.5x 20.5x 23.5x 26.6x 22.2x 23.4x 13.1x (e) 17.2x 20.4x 19.9x 15.6x 14.3x 15.2x 16.0x 14.4x 14.4x 16.8x 14.5x 16.2x NM Source: Company filings, FactSet, Capital IQ. Note: Market data as of March 31, 2021. Topps 2020 FY ended on 1/2/2021 and Topps 2019 FY ended on 12/28/2019. Cards Parent entered into a definitive agreement to acquire Collectors Universe on November 30th, 2020 at an $827MM implied Enterprise Value. The multiples and Enterprise for Collectors Universe as shown reflect the valuation as of November 27th, 2020, unaffected by the acquisition announcement. Financial figures reflect FYE 6/30/2021 figures. (c) (d) 29 Manchester United CapEx includes purchase of players registrations, proceeds from sale of players registrations and general CapEx. Electronic Arts entered into a definitive agreement to acquire Glu Mobile on February 8th, 2021 at an $1,847MM implied Enterprise Value. The multiples and Enterprise Value for Glu Mobile as shown reflect the valuation as of February 7th, 2021, unaffected by the acquisition announcement. (e) Topps represents pro forma Adj. EBITDA for estimated annualized public company costs.

Closing Remarks 30

1 2 3 4 5 Closing Remarks

# Iconic company with wide brand recognition: a compelling public market story

**Leading global sports and entertainment company**
***Multi-platform products*** *appealing to a broad base of consumers*

**Highly diversified portfolio of IP built upon long-term strategic licensing partnerships with global iconic brands**
***~70 year MLB*** *partnership;* ***~40 years*** *with* ***Star Wars*** *franchise; and* ***~12 years*** *with* ***Bundesliga***

**Confections business is differentiated, interactive experience with value-added functionality**
*Drives brand equity, innovation agenda and success in the market with strong and proven profitability*

**Accelerating growth driven by core franchise momentum, unique content, innovation and social and digital engagement**
*Compelling strategy producing* ***category defining content*** *and* ***differentiated Edible Entertainment*** *confections*

**Multiple organic growth levers and strong industry tailwinds**
*Geographic expansion, product diversification and new IP supporting* ***core and adjacent expansion***

**Attractive financial profile**
*Compelling double-digit top-line growth with visibility into growth*

**Margin expansion driven by continued development of digital channels**
*Physical S&E e-Commerce, Digital S&E and Gift Cards driving margin expansion*

**Numerous upside growth opportunities**
*New* ***licensing opportunities*** *(Esports, sports leagues, college athletics, movies) and* ***M&A***

**Long-tenured management team with an established track record of success**
***20+*** *years on average of industry experience*

31

Appendix 32

Segment Financial Information 33 Note: Confections and S&E Adj. EBITDA margins do not include an allocation of corporate expenses. Pro forma Adj. EBITDA and margins include the pro forma impact of estimated annualized public company costs for 2020A – 2022E. 2019 pro forma Adj. EBITDA and margin excludes the burden of public company costs. Projections use Topps management estimates. With respect to projections, see slide 1 “Use of Projections” under “Disclaimer.” With respect to Non-GAAP financial measures, see slide 1 “Non-GAAP Financial Measures” under “Disclaimer” and reconciliation set forth in Appendix slide 34.

Pro Forma Adjusted EBITDA Reconciliation 34 Net income excludes public company costs; 2020 – 2022 pro forma adjustments assume estimated annualized run rate. Projections use Topps management estimates. With respect to projections, see slide 1 “Use of Projections” under “Disclaimer.”

Risk Factors Unless otherwise stated or the context otherwise requires, references to “we,” “us” or the “Company” refer to Topps Intermediate Holdco, Inc. We have identified the following risks and uncertainties that may have a material adverse effect on our business, financial condition, results of operations or reputation. The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently believe are not material may also significantly affect our business, financial condition, results of operations or reputation. Our business could be harmed by any of these risks. In making your decision to invest in the Company, you have relied solely upon independent investigation made by you. You acknowledge that you are not relying upon, and have not relied upon, any of the following summary of risks or any other statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company explicitly contained in any subscription agreement you enter into in connection with an investment in the Company or any Investor Presentation prepared in connection with such investment. You have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, and you have sought such accounting, legal and tax advice as you have considered necessary to make an informed investment decision. The list below is qualified in its entirety by disclosures contained in future filings by the Company, or by third parties (including Mudrick Capital Acquisition Corporation II) with respect to the Company, with the United States Securities and Exchange Commission (“SEC”). All information provided in this summary of risks is as of the date hereof and the Company undertakes no duty to update this information except as required by law. The risks highlighted in future filings with the SEC may differ significantly from and will be more extensive than those presented below. The COVID-19 pandemic has had and may continue to have, and other public health crises or epidemics could in the future have, a material adverse impact on our business, operations, financial condition, liquidity and results of operations. Reductions in discretionary consumer spending, including as a result of global and regional economic downturns, could have an adverse effect on our business, financial condition and results of operations. If we do not effectively maintain and further develop our relationships with retail customers and distributors, our business, financial condition and results of operations could be harmed. If our distributors fail to promote our products and services actively and effectively, or if they implement operational decisions that are inconsistent with our interests, our future growth and results of operations may suffer. We depend upon third-party manufacturers, and if our relationship with any of them is harmed or if they encounter difficulties in their manufacturing processes, we could experience product defects, production delays, unplanned costs or higher product costs, or the inability to fulfill orders on a timely basis, any of which could adversely affect our business, financial condition and results of operations. Damage to our reputation could have a material adverse effect on our business, financial condition and results of operations. Our business depends in large part on our vendors and outsourcers, and our ability to effectively operate our business, as well as our reputation, may be harmed by actions taken by these third parties outside of our control. Our operating results may fluctuate from quarter to quarter and year to year due to the seasonality of our business and the timing of new product releases. We are subject to risks from unanticipated business disruptions. Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel could adversely affect our business. Our decision to accept and hold cryptocurrency, such as bitcoin, may subject us to exchange risk and additional tax and regulatory requirements. We may fail to adequately anticipate the commercialization of emerging technologies, such as blockchain, obtain rights to use licensed properties in blockchain, and the development of new markets and applications for our technology, and thereby fail to take advantage of new market opportunities or fall behind early movers in those markets. The legal and regulatory environment relating to data privacy continues to develop and evolve in ways we cannot predict, including with respect to technologies such as cloud computing, artificial intelligence, cryptocurrency and blockchain technology. A failure to comply with laws and regulations relating to privacy and the protection of data relating to individuals and certain audiences may result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance. We operate in a highly and increasingly regulated environment, and failure by us or the businesses that participate in our distribution network to comply with applicable laws and regulations could have a material adverse effect on our business, financial condition and results of operations. We could be subject to future product liability suits or product recalls which could have a significant adverse effect on our business, financial condition and results of operations. Our Confections business is subject to local, national and multinational regulations related to labeling, health and nutrient claims, packaging, pricing, marketing and advertising and other related areas. Our success and ability to maintain and grow our business depend on our ability to execute our business strategy, along with a number of factors which are outside of our control. Our business is largely dependent on content development and creation by third parties. The growth of our Digital Sports & Entertainment business will depend on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition and results of operations. We cannot assure you that we will be able to design and develop products that will be popular with consumers, or that we will be able to maintain the popularity of successful products. A sustained decline in the popularity of certain types of collectibles and a resulting decrease in demand for our products could adversely impact our business, financial condition and results of operations. We are dependent on autographs and relics for our products and any disruption in supply could adversely affect the demand for our products and our operating results. If the mobile applications market fails to grow or is disrupted by new technologies, and we are not able to appropriately adapt our business, our business will suffer. Changes in the retail industry and hobby industry and markets for consumer products affecting our retail and hobby customers of our Physical Sports & Entertainment business could negatively impact our business, financial condition and results of operations. 35

Risk Factors (cont.) We must continue to offer new and innovative confectionery products that meet our consumer’s expectations. An inability to develop and introduce confectionery products in a timely and cost-effective manner may damage our business. Obesity and other health-related concerns may reduce demand for our Confectionery products Our industry is intensely competitive and subject to rapid changes, including technological changes, which may materially and adversely affect our revenues and profitability. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline. Our closed loop and open loop Gift Card business could suffer if there is a decline in the attractiveness of Gift Cards to consumers. Our businesses are subject to risks associated with doing business outside of the United States. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Systems failures and resulting interruptions in the availability of our Digital Sports & Entertainment applications, Gift Cards or platform could adversely affect our business, financial condition, and results of operations. We may not realize the full benefit of our licenses if the licensed material has less market appeal than expected, or if revenue from the licensed property is not sufficient to earn out the minimum guaranteed royalties. Our current licenses require us to pay minimum royalties. Our business is highly dependent upon our license agreements with third parties. A limited number of licensors account for a large portion of our net sales. New licenses can be difficult and expensive to obtain and, in some cases, retain. We are dependent on the timely approval of content from our licensors, and some of our licenses are restricted as to use and include other restrictive provisions. If we or our licensors are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights, our ability to compete could be negatively impacted. Failure to adequately protect the confidentiality of our trade secrets, know-how, proprietary applications, business processes and other proprietary information could adversely affect the value of our technology and products. Our indebtedness could adversely affect our financial health and competitive position. The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business. We will incur increased costs and obligations because of being a public company. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner. Our management team has limited experience managing a public company. Upon completion of the business combination, we may be a “controlled company” within the meaning of the rules of the NASDAQ, and, as a result, we may qualify for, and rely on, exemptions from certain corporate governance requirements. If we do qualify for and rely on these exemptions, you will not have the same protections as those afforded to stockholders of companies that are subject to such governance requirements. As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors. Provisions in our charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management. Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders. Our amended and restated certificate of incorporation will renounce any interest or expectancy that we have in certain corporate opportunities that may be presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. As a result, these persons will not be required to offer certain business opportunities to us and may engage in business activities that compete with us. We may issue additional common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock. Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock. 36